Exhibit 16.1

                                BDO Seidman, LLP
                          Certified Public Accountants

                               September 11, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:      GK Intelligent Systems, Inc.
         Commission File No. 0-22057

Gentlemen:

We have read Item 4 of Form 8-K dated September 11, 2002, of GK Intelligent Systems, Inc., and are in agreement with the statements contained in paragraph 2, 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very Truly Yours,


BDO Seidman, LLP